Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 1 to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (as amended, the “Registration Statement”) of our report dated February 1, 2011, except for the effects of the conversion to a corporation as described in Note 27(B), as to which the date is March 10, 2011, relating to the consolidated financial statements of MagnaChip Semiconductor Corporation, successor to MagnaChip Semiconductor LLC, and subsidiaries, and of our report dated March 13, 2010 except for Note 28, condensed consolidating financial information, as to which the date is August 4, 2010, relating to the consolidated financial statements of MagnaChip Semiconductor LLC and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

March 14, 2011